State of Delaware

                   Office of the Secretary of State
                   --------------------------------



       I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RJR NABISCO, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MAY, A.D. 1994, AT 3:30 O'CLOCK P.M.

       A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO
  THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.




                                          /s/ William T. Quillen
                                          ----------------------
                                          William T. Quillen
                                          Secretary of State

                                     Authentication: 7119560
                                     Date: 05-13-94

                       CERTIFICATE OF AMENDMENT
                       ------------------------

                                of the

         AMENDMENT AND RESTATED CERTIFICATE OF INCORPORATION
         ---------------------------------------------------

                                  of

                          RJR NABISCO, INC.
                          -----------------

       (originally incorporated under the name of R.J. Reynolds
  Industries, Inc. on March 4, 1970)

                              * * * * *

                Pursuant to Section 242 of the General
               Corporation Law of the State of Delaware

                              * * * * *

       RJR Nabisco, Inc., a corporation organized and existing
  under and by virtue of the General Corporation Law of the State
  of Delaware (hereinafter called the "Corporation"),   DOES
  HEREBY CERTIFY:

       FIRST: The first paragraph of ARTICLE IV of the Amended and Restated Certificate of Incorporation is hereby amended to read as follows:

       "The total number of shares of capital stock that the Corporation is authorized to issue is four thousand (4,000) shares of Common Stock, par value $1,000.00 each."

       SECOND: Such amendment was approved by the holders of a majority of the outstanding Common Stock of the Corporation at a meeting duly called and held on May 4, 1994 in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware.

       THIRD: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this Certificate to be signed by its Vice President and attested to by its Assistant Secretary, this 6th day of May, 1994.

                                RJR Nabisco, Inc.



                                By:  /s/ Robert F. Sharpe, Jr.
                                   -------------------------------
                                     Robert F. Sharpe, Jr.
                                      Vice President, Assistant
  [CORPORATE SEAL]                     General Counsel and Secretary

  ATTEST:

  By:/s/ Suzanne P. Jenney
     ------------------------
     Suzanne P. Jenney
     Assistant Secretary